Exhibit 15.2

通 商 律 師 事 務 所

Commerce & Finance Law Offices

6F NCI Tower, A12 Jianguomenwai Avenue,

Chaoyang District, Beijing, PRC; Postcode: 100022

Tel: (8610) 65693399 Fax: (8610) 65693838, 65693836, 65693837, 65693839

E-mail Add : beijing@tongshang.com Website: www.tongshang.com.cn

 October 13, 2016

Zhaopin Limited

5/F, Shoukai Plaza

No.10 Furong Street Wangjing, Chaoyang District,

Beijing

People’s Republic of China

Dear Sir,

We hereby consent to the use of our name under the captions of “Risk Factors”, “Regulation” and “Organizational Structure” included in the Annual Report on Form 20-F of Zhaopin Limited for the year ended June 30, 2016 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ Commerce & Finance Law Offices